UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

Hanmi Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard, Ph-A
Los Angeles, California 90010
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On Wednesday, July 25, 2012, Hanmi Financial Corporation (the “Company”) held its 2012 annual meeting of stockholders.  The matters voted on at the meeting and the final voting results are as follows:

(1)           Proposal 1: Election of Directors.  The following seven director nominees were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:

Nominee:	Shares Voted For	Withheld	Broker Non-Vote
I Joon Ahn	16,771,195	1,332,199	7,655,138
John A. Hall	16,999,892	1,103,502	7,655,138
Paul Seon Hong Kim	16,975,741	1,127,653	7,655,138
Joon Hyung Lee	16,761,881	1,341,513	7,655,138
Joseph K. Rho	16,762,358	1,341,036	7,655,138
William J. Stolte	17,305,553	797,841	7,655,138
Jay S. Yoo	17,211,780	891,614	7,655,138

(2)           Proposal 2: Resolution to Approval the Named Executive Officers’ Compensation.  An advisory (non-binding) proposal to approve the compensation of the Named Executive Officers (“Say on Pay”) was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
17,434,394	513,978	155,022

(3)           Proposal 3: Ratification of Independent Registered Public Accounting Firm.  A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012 was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
25,425,667	309,537	23,328

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2012	HANMI FINANCIAL CORPORATION

	By:	/s/ Jay S. Yoo
Name: Jay S. Yoo
Title: President and Chief Executive Officer